================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


     DATE OF REPORT (Date of earliest event reported):   FEBRUARY 28, 2002

                         KANEB PIPE LINE PARTNERS, L.P.

               (Exact name of registrant as specified in charter)


        DELAWARE                001-5083                     75-2287571
(State of Incorporation)  (Commission File No.) (I.R.S. Employer Identification No.)


      2435 NORTH CENTRAL EXPRESSWAY
            RICHARDSON, TEXAS                                     75080
(Address of Principal Executive Offices)                       (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (972) 699-4062

================================================================================

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On February 28, 2002, Kaneb Pipe Line Holding Company LLC, a subsidiary of the Registrant, acquired the liquids terminaling subsidiaries of Statia Terminals Group NV ("Statia") for approximately $178 million in cash (net of cash acquired). The acquired subsidiaries had approximately $107 million in outstanding debt on the acquisition date, including $101 million of 11.75% notes due in November 2003. The cash portion of the purchase price was funded by Kaneb Pipe Line Operating Partnership, L.P.'s ("KPOP") $275 million revolving credit agreement and proceeds from KPOP's February 2002 public debt offering. On April 5, 2002, KPOP redeemed all of Statia's 11.75% notes at 102.938% of the principal amount, plus accrued interest. The redemption was funded by KPOP's $275 million revolving credit facility.

         Statia's terminaling operations encompass two strategically located facilities. The storage and transshipment facility on the island of St. Eustatius, which is located east of Puerto Rico, has tankage capacity of 11.3 million barrels. The facility located at Point Tupper, Nova Scotia, Canada has tankage capacity of 7.4 million barrels. Both facilities provide a broad range of products and services, including storage and throughput, marine services and product sales of bunker fuels and bulk oil products.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

         (a)       Financial Statements of Business Acquired.

         Set forth below is a list of financial statements appearing in this report.

         Statia Terminals Group N.V. and Subsidiaries Financial Statements:
                  Independent Auditors' Report
                  Consolidated Balance Sheets as of December 31, 2000 and 2001 Consolidated Statements of Operations for the years ended
                        December 31, 1999, 2000 and 2001
                  Consolidated Statements of Shareholders' Equity for the years ended December 31, 1999, 2000 and 2001
                  Consolidated Statements of Cash Flows for the years ended
                        December 31, 1999, 2000 and 2001
                  Notes to Consolidated Financial Statements

         (b)       Pro Forma Financial Information.

         Unaudited Pro Forma Condensed Consolidated Statement of Income for the
                  year ended December 31, 2001
         Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December
                  31, 2001
         Notes to Unaudited Pro Forma Condensed Consolidated Financial
                  Statements

         (c)      Exhibits.

                  23.1  -  Consent of Independent Certified Public Accountants.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           KANEB PIPE LINE PARTNERS, L.P.

                                           By: Kaneb Pipe Line Company LLC,
                                               General Partner


                                           /s/ EDWARD D. DOHERTY
Dated May 9, 2002                              ---------------------------------
                                                   Edward D. Doherty
                                               Chairman of the Board and
                                                Chief Executive Officer

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors of
    Statia Terminals Group N.V.:

We have audited the accompanying consolidated balance sheets of Statia Terminals Group N.V. (a Netherlands Antilles corporation) and subsidiaries as of December 31, 2000 and 2001, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Statia Terminals Group N.V. and subsidiaries as of December 31, 2000 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.


Arthur Andersen LLP



West Palm Beach, Florida,
    January 29, 2002 (except with respect to the matters discussed in Note 19, as to which the date is April 5, 2002).

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)
                           CONSOLIDATED BALANCE SHEETS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)



                                                                                             December 31,
                                                                                      ---------------------------
                                                                                        2000               2001
                                                                                      ---------         ---------
ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                                          $  17,472         $  22,408
   Accounts receivable-
     Trade, less allowance for doubtful accounts of $953 and $842
        in 2000 and 2001, respectively                                                   13,482            11,451
     Other                                                                                1,156               582
   Inventory, net                                                                         1,552             2,031
   Prepaid expenses                                                                       1,591             1,907
                                                                                      ---------         ---------
        Total current assets                                                             35,253            38,379

PROPERTY AND EQUIPMENT, net                                                             202,061           196,963

OTHER NONCURRENT ASSETS, net                                                              3,424             1,566
                                                                                      ---------         ---------
              Total assets                                                            $ 240,738         $ 236,908
                                                                                      =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                                   $  12,145         $   9,879
   Accrued interest payable                                                               1,535             1,520
   Other accrued expenses                                                                 9,739            10,013
   Current maturities of long-term debt                                                   1,069             1,167
                                                                                      ---------         ---------
     Total current liabilities                                                           24,488            22,579

DISTRIBUTIONS PAYABLE                                                                     2,913             2,913
LONG-TERM DEBT, net of current maturities                                               106,931           105,764
                                                                                      ---------         ---------
              Total liabilities                                                         134,332           131,256
                                                                                      ---------         ---------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
   Class A common shares, $0.01 par value, 20,000,000 shares authorized;
     7,600,000 shares issued and 6,299,753 and 6,013,253 shares outstanding at
     December 31, 2000 and 2001, respectively                                                76                76
   Class B subordinated shares, $0.01 par value, 7,800,000 shares authorized;
     3,800,000 shares issued and outstanding at December 31, 2000 and 2001                   38                38
   Class C shares, $0.01 par value, 2,200,000 shares authorized;
     38,000 shares issued and outstanding at December 31, 2000 and 2001                      --                --
   Additional paid-in capital                                                           129,834           135,257
   Notes receivable from shareholders                                                    (1,448)           (1,448)
   Accumulated deficit                                                                  (13,509)          (11,964)
   Class A common shares in treasury, at cost, 1,300,247 and 1,586,747 shares
     at December 31, 2000 and 2001, respectively                                         (8,585)          (11,092)
   Deferred compensation related to stock options, net                                       --            (5,215)
                                                                                      ---------         ---------
              Total shareholders' equity                                                106,406           105,652
                                                                                      ---------         ---------
              Total liabilities and shareholders' equity                              $ 240,738         $ 236,908
                                                                                      =========         =========

          See accompanying notes to consolidated financial statements.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)



                                                                                           December 31,
                                                                           --------------------------------------------
                                                                             1999              2000              2001
                                                                           ---------         ---------        ---------
REVENUES:
   Terminaling services                                                    $  61,665         $  61,547        $  73,687
   Product sales                                                             106,678           148,908          128,473
                                                                           ---------         ---------        ---------
     Total revenues                                                          168,343           210,455          202,160
                                                                           ---------         ---------        ---------

COSTS OF REVENUES:
   Terminaling services                                                       38,064            40,136           44,669
   Product sales                                                              99,601           141,198          120,410
                                                                           ---------         ---------        ---------
     Total costs of revenues                                                 137,665           181,334          165,079
                                                                           ---------         ---------        ---------

   Gross profit                                                               30,678            29,121           37,081

ADMINISTRATIVE EXPENSES                                                        8,745             9,717           10,584
SPECIAL COMPENSATION EXPENSE                                                   4,099                --               --
HURRICANE CHARGES                                                              1,750                --               --
COSTS RELATED TO SALE OF SUBSIDIARIES                                             --                --            1,544
IMPAIRMENT CHARGE                                                                 --                --              673
                                                                           ---------         ---------        ---------

   Operating income                                                           16,084            19,404           24,280

INTEREST EXPENSE                                                              14,286            12,759           13,193
INTEREST INCOME                                                                  846               387              853
                                                                           ---------         ---------        ---------
   Income before provision for income taxes, preferred stock
     dividends and extraordinary charge                                        2,644             7,032           11,940

PROVISION FOR INCOME TAXES                                                       780               938            1,039
                                                                           ---------         ---------        ---------

   Income before preferred stock dividends and extraordinary charge            1,864             6,094           10,901

PREFERRED STOCK DIVIDENDS                                                      2,257                --               --
                                                                           ---------         ---------        ---------

   Income (loss) before extraordinary charge                                    (393)            6,094           10,901

EXTRAORDINARY CHARGE RELATED TO EARLY
   EXTINGUISHMENT OF DEBT                                                      4,743                --               --
                                                                           ---------         ---------        ---------

     Net income (loss)                                                     $  (5,136)        $   6,094        $  10,901
                                                                           =========         =========        =========

BASIC EARNINGS (LOSS) PER CLASS A COMMON SHARE:
  Income (loss) before extraordinary charge                                $    0.66         $    0.90        $    1.80
  Extraordinary charge                                                          0.92                --               --
                                                                           ---------         ---------        ---------
     Net income (loss)                                                     $   (0.26)        $    0.90        $    1.80
                                                                           =========         =========        =========

DILUTED EARNINGS (LOSS) PER CLASS A COMMON SHARE:
  Income (loss) before extraordinary charge                                $    0.44         $    0.57        $    1.07
  Extraordinary charge                                                          0.61                --               --
                                                                           ---------         ---------        ---------
     Net income (loss)                                                     $   (0.17)        $    0.57        $    1.07
                                                                           =========         =========        =========

BASIC AND DILUTED EARNINGS (LOSS) PER CLASS B
   SUBORDINATED SHARE:
     Income (loss) before extraordinary charge                             $   (1.04)        $      --        $      --
     Extraordinary charge                                                         --                --               --
                                                                           ---------         ---------        ---------
       Net income (loss)                                                   $   (1.04)        $      --        $      --
                                                                           =========         =========        =========


          See accompanying notes to consolidated financial statements.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                        Preferred Stock -                                        Additional
                                                         Series D and E                  Common Shares            Paid-in
                                                      Shares        Amount          Shares          Amount        Capital
                                                      -------     ----------      ----------      ----------     ----------
BALANCE, December 31, 1998                             54,824     $   54,824          40,974      $        4     $    2,669

Net loss to common shareholders                            --             --              --              --             --
Net proceeds from initial public offering
   of class A common shares                                --             --       7,600,000              76        136,681
Exercise of stock options, reclassification
   of class B subordinated shares and issuance
   of additional class B subordinated
   shares and class C shares                               --             --       3,797,026              34             --
Redemption of preferred stock                         (54,824)       (54,824)             --              --             --
Compensation to Castle Harlan for services
   performed in relation to initial public
   offering of class A common shares                       --             --              --              --           (778)
Dividend of Panamanian investment                          --             --              --              --             --
Vesting of compensatory stock options                      --             --              --              --             --
Amortization expense related to stock options              --             --              --              --             --
Class A common shares and class B subordinated
   shares distributions declared                           --             --              --              --         (8,738)
Purchase of class A common shares as treasury stock        --             --              --              --             --
                                                      -------     ----------      ----------      ----------     ----------

BALANCE, December 31, 1999                                 --             --      11,438,000             114        129,834

Net income                                                 --             --              --              --             --
Class A common shares distributions declared               --             --              --              --             --
Purchase of class A common shares as treasury stock        --             --              --              --             --
Cancellation related to employment termination             --             --              --              --             --
                                                      -------     ----------      ----------      ----------     ----------

BALANCE, December 31, 2000                                 --             --      11,438,000             114        129,834

Net income                                                 --             --              --              --             --
Class A common shares distributions declared               --             --              --              --             --
Purchase of class A common shares as treasury stock        --             --              --              --             --
Issuance of compensatory stock options                     --             --              --              --          5,423
Amortization expense related to stock options              --             --              --              --             --
                                                      -------     ----------      ----------      ----------     ----------

BALANCE, December 31, 2001                                 --     $       --      11,438,000      $      114     $  135,257
                                                      =======     ==========      ==========      ==========     ==========


                                                        Notes                       Class A        Deferred
                                                     Receivable                     Common       Compensation
                                                        from        Accumulated    Shares in      Related to
                                                    Shareholders     Deficit        Treasury     Stock Options       Total
                                                    ------------    ----------     ----------    -------------     ----------
BALANCE, December 31, 1998                           $   (1,474)    $  (10,386)    $       --      $   (2,306)     $   43,331

Net loss to common shareholders                              --         (5,136)            --              --          (5,136)
Net proceeds from initial public offering
   of class A common shares                                  --             --             --              --         136,757
Exercise of stock options, reclassification
   of class B subordinated shares and issuance
   of additional class B subordinated
   shares and class C shares                                 --             --             --              --              34
Redemption of preferred stock                                --             --             --              --         (54,824)
Compensation to Castle Harlan for services
   performed in relation to initial public
   offering of class A common shares                         --             --             --              --            (778)
Dividend of Panamanian investment                            --         (1,000)            --              --          (1,000)
Vesting of compensatory stock options                        --             --             --           2,152           2,152
Amortization expense related to stock options                --             --             --             154             154
Class A common shares and class B subordinated
   shares distributions declared                             --             --             --              --          (8,738)
Purchase of class A common shares as treasury stock          --             --         (2,254)             --          (2,254)
                                                     ----------     ----------     ----------      ----------      ----------

BALANCE, December 31, 1999                               (1,474)       (16,522)        (2,254)             --         109,698

Net income                                                   --          6,094             --              --           6,094
Class A common shares distributions declared                 --         (3,081)            --              --          (3,081)
Purchase of class A common shares as treasury stock          --             --         (6,331)             --          (6,331)
Cancellation related to employment termination               26             --             --              --              26
                                                     ----------     ----------     ----------      ----------      ----------

BALANCE, December 31, 2000                               (1,448)       (13,509)        (8,585)             --         106,406

Net income                                                   --         10,901             --              --          10,901
Class A common shares distributions declared                 --         (9,356)            --              --          (9,356)
Purchase of class A common shares as treasury stock          --             --         (2,507)             --          (2,507)
Issuance of compensatory stock options                       --             --             --          (5,423)             --
Amortization expense related to stock options                --             --             --             208             208
                                                     ----------     ----------     ----------      ----------      ----------
BALANCE, December 31, 2001
                                                     $   (1,448)    $  (11,964)    $  (11,092)     $   (5,215)     $  105,652
                                                     ==========     ==========     ==========      ==========      ==========



          See accompanying notes to consolidated financial statements.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)


                                                                                                  December 31,
                                                                                  ---------------------------------------------
                                                                                    1999              2000               2001
                                                                                  ---------         ---------         ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Income before preferred stock dividends and extraordinary charge               $   1,864         $   6,094         $  10,901
     Adjustments to reconcile income before preferred stock dividends and extraordinary charge to net cash provided by operating activities: -
      Depreciation, amortization, and non-cash charges                               11,532            13,256            12,776
      Amortization expense related to stock options                                     154                --               208
      Provision for possible bad debts                                                   20               149                29
      Non-cash hurricane charge                                                       1,500                --                --
      Non-cash special compensation expense                                           2,152                --                --
      Impairment charge                                                                  --                --               673
   Changes in operating assets and liabilities: -
      Accounts receivable - trade                                                    (5,415)             (674)            2,002
      Accounts receivable - other                                                    (1,376)            2,548               574
      Inventory                                                                       1,289             1,687              (479)
      Prepaid expenses                                                               (1,084)              132              (316)
      Other noncurrent assets                                                           (70)             (515)              658
      Accounts payable                                                                4,780            (1,941)           (2,266)
      Accrued interest payable and other accrued expenses                            (1,681)            2,674               259
                                                                                  ---------         ---------         ---------
          Net cash provided by operating activities                                  13,665            23,410            25,019
                                                                                  ---------         ---------         ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                               (8,593)           (8,578)           (7,017)
   Proceeds from sale of property and equipment                                          15                --                39
   Investment in and loan to technology company                                          --              (500)             (173)
                                                                                  ---------         ---------         ---------
           Net cash used in investing activities                                     (8,578)           (9,078)           (7,151)
                                                                                  ---------         ---------         ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of loan principal                                                           --                --            (1,069)
   Proceeds from borrowing                                                               --             7,000                --
   Borrowing costs paid                                                                  --              (106)               --
   Net proceeds from initial public offering of class A common shares               136,757                --                --
   Redemption of preferred stock                                                    (94,824)               --                --
   Repurchase of 11 3/4% First Mortgage Notes                                       (34,000)               --                --
   Acquisition costs related to the repurchase of 11 3/4% First Mortgage
     Notes                                                                           (3,681)               --                --
   Payment of preferred stock dividends                                              (9,697)               --                --
   Payment of class A common share distributions                                     (5,825)           (3,081)           (9,356)
   Purchase of class A common shares as treasury stock                               (2,254)           (6,331)           (2,507)
   Issuance of additional class B subordinated shares and class C shares                 34                --                --
                                                                                  ---------         ---------         ---------
         Net cash used in financing activities                                      (13,490)           (2,518)          (12,932)
                                                                                  ---------         ---------         ---------
         Increase (decrease) in cash and cash equivalents                            (8,403)           11,814             4,936

CASH AND CASH EQUIVALENTS, at beginning of year                                      14,061             5,658            17,472
                                                                                  ---------         ---------         ---------
CASH AND CASH EQUIVALENTS, at end of year                                         $   5,658         $  17,472         $  22,408
                                                                                  =========         =========         =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid for income taxes                                                     $     677         $     671         $     507
                                                                                  =========         =========         =========
   Cash paid for interest                                                         $  14,012         $  12,058         $  12,509
                                                                                  =========         =========         =========

          See accompanying notes to consolidated financial statements.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)


1.       ORGANIZATION AND OPERATIONS PRIOR TO FEBRUARY 28, 2002

         Statia Terminals Group N.V. was formed on September 4, 1996, by Castle Harlan Partners II, L.P. ("Castle Harlan"), a private equity investment fund managed by Castle Harlan, Inc., a private merchant bank, certain members of management, and others and commenced operations on November 27, 1996 ("Inception"). Statia Terminals Group N.V. and Subsidiaries (the "Company") owned and operated petroleum blending, transshipment and storage facilities located on the island of St. Eustatius, Netherlands Antilles, and near Point Tupper, Nova Scotia, Canada. The Company's terminaling services were furnished to many of the world's largest producers of crude oil, integrated oil companies, oil traders, refiners, and petrochemical companies. In addition to storage, the Company provided a variety of related terminal services including the supplying of bunkering, crude oil and petroleum product blending and processing, emergency and spill response services, brokering of product trades, and ship services. A subsidiary of the Company provided administrative services for the Company from its office in Deerfield Beach, Florida.

         The Company included the following primary entities (collectively, the "Statia Operations"): Statia Terminals Group N.V. ("Group"), Statia Terminals International N.V. ("International"), Statia Terminals N.V. (each incorporated in the Netherlands Antilles), Statia Terminals Canada, Incorporated (incorporated in Nova Scotia, Canada) ("STCI"), and Statia Terminals Canada Partnership (formed under the laws of Nova Scotia, Canada) ("STCP"). Significant intercompany balances and transactions have been eliminated.

         As further discussed in Note 3, on April 28, 1999, Group completed its initial public offering of equity.

         On February 28, 2002, Group sold substantially all of its assets, consisting of the outstanding capital stock of International, Statia Technology, Inc. ("Technology"), and Statia Marine, Inc. ("Marine"), representing Group's operations and substantially all of its assets prior to the sale, to Kaneb Pipe Line Holding Company, LLC ("Kaneb") and began dissolution and liquidation proceedings shortly thereafter. See the further discussion of this transaction and related matters in Note 19 below. Unless specifically stated otherwise, these financial statements speak as of January 29, 2002.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Use of Estimates

         These consolidated financial statements have been prepared in conformity with generally accepted accounting principles as promulgated in the United States which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities. Significant estimates primarily include: the accrual for environmental expenses, accruals for legal and personnel related expenses, allowance for doubtful accounts, inventory reserve, estimated useful lives of depreciable assets, realizability of certain capitalized development costs and costs related to internally developed

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)

software, and other valuation allowances related to deferred tax assets. Management is also required to make judgments regarding disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     Revenue Recognition

         Revenues from storage and throughput operations are recognized ratably as the services are provided. Revenues and commissions from other terminaling services, sales of bunker fuels, and bulk oil sales are recognized upon completion of delivery of the service or product.

         During 2000, the Company adopted the U.S. Securities and Exchange Commission's ("SEC")'s Staff Accounting Bulletin 101, "Revenue Recognition" ("SAB 101"), which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. The adoption of SAB 101 did not have a material effect on the Company's business, financial condition, results of operations, or cash flows.

     Foreign Currency Translation and Exchange

         Except for certain operating expenses denominated in Netherlands Antilles guilders and Canadian dollars, and certain Canadian dollar-denominated revenues, all of the Company's transactions are in U.S. dollars. Therefore, the U.S. dollar has been determined to be the functional currency of the Company. In accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation," transaction gains and losses that arise from exchange rate fluctuations are included in the results of operations as incurred. Such transaction gains and losses have not been significant.

     Impairment of Long-Lived Assets

         SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of any asset may not be recoverable. SFAS No. 121 also requires that long-lived assets and certain identifiable long-lived assets to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. The Company continually evaluates factors, events, and circumstances which include, but are not limited to, its historical and projected operating performance, specific industry trends, and general economic conditions to assess whether the remaining estimated useful lives of long-lived assets may warrant revision or that the remaining balance of long-lived assets may not be recoverable. When such factors, events, or circumstances indicate that long-lived assets should be evaluated for possible impairment, the Company uses an estimate of undiscounted cash flow over the remaining lives of the long-lived assets in measuring whether an impairment exists. The Company measures an asset impairment loss as the amount by which the carrying amount exceeds the fair value of the asset.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


     Stock-Based Compensation Plans

         SFAS No. 123, "Accounting for Stock-Based Compensation," allows for either the adoption of a fair value method for accounting for stock-based compensation plans or for the continuation of accounting under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations with supplemental disclosures.

         The Company has chosen to account for its stock options using the intrinsic value based method prescribed in APB Opinion No. 25 and, accordingly, does not recognize compensation expense for stock option grants made at an exercise price equal to or in excess of the fair market value of the stock at the date of grant. Compensation expense is recognized over the estimated vesting period for stock option grants made at an exercise price below the fair market value of the stock at the date of grant. In such instances, deferred compensation offsetting shareholders' equity and additional paid-in capital are recognized at the date of grant. The deferred compensation is then amortized as compensation expense over the vesting period of the options.

     Cash and Cash Equivalents

         The Company's cash and cash equivalents consist of short-term, highly liquid investments with maturities of three months or less. Such short-term investments are carried at cost, which approximates market value, and are classified as cash and cash equivalents.

     Financial Instruments

         The Company uses various methods and assumptions to estimate the fair value of each class of financial instrument. Due to their nature, the carrying value of cash and cash equivalents (including restricted cash, if any), accounts receivable, accounts payable, accrued interest payable, and variable rate debt approximates fair value. The fair value of the Company's fixed rate debt is estimated based on market "bid" prices and approximates carrying value as of December 31, 2000 and 2001. The fair value of the notes receivable from shareholders is based on their estimated discounted cash flows. The Company's other financial instruments are not significant.

     Concentrations of Credit Risk

         Financial instruments, which potentially subject the Company to a concentration of credit risk, primarily consist of cash and cash equivalents (including restricted cash, if any), accounts receivable-trade, and notes receivable from shareholders. The Company maintains cash and cash equivalents with various major financial institutions. The Company performs periodic evaluations of the relative credit standing of the investment vehicles included in cash equivalents. Additionally, these financial institutions and financial instruments must meet the qualifications specified in certain of the Company's debt agreements. To reduce credit risk related to its trade accounts receivable, the Company performs periodic credit evaluations of its customers and has certain maritime lien rights against ships to which it has sold

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


bunker fuel. Furthermore, virtually all customers of the Company's terminaling services segment are required to pay in advance of services being rendered.

         Substantially all of the Company's revenues are derived from customers in the global petroleum and shipping industries. At December 31, 2000 and 2001, $11,885 and $10,041 of the Company's accounts receivable-trade, respectively, were from customers of the Company's product sales segment. Such receivables are typically collected within thirty days of the product sale. A substantial portion of these customers represent shipping concerns providing services to the global petroleum industry.

     Inventory

         Inventory consists of oil products. Provision has been made to reduce excess or obsolete inventory to the lower of weighted average cost or estimated market value. Inventory balances at December 31, 2000 and 2001, are net of valuation reserves of $400 and $269, respectively.

     Property and Equipment

         Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed using the straight-line method over the estimated useful lives of the respective assets. Additions to property and equipment, replacements, betterments, and major renewals are capitalized.

         The Company capitalizes certain costs associated with software developed or obtained for internal use in accordance with the American Institute of Certified Public Accountants' ("AICPA") Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Capitalized costs are amortized using the straight-line method over the estimated useful lives of the respective assets.

         Development costs, including costs of geological studies related to projects whose completion as determined by management is probable, are capitalized. Development costs are amortized using the straight-line method over the estimated useful lives of the respective assets upon completion of the project. Development costs related to projects, which are no longer probable of completion, are expensed when such determination as to probability is made. Development costs which are exploratory in nature are expensed as incurred.

         Repair and maintenance expenditures, which do not materially increase asset values or extend useful lives, are expensed.

     Other Noncurrent Assets

         Other noncurrent assets primarily consist of net deferred financing costs in the amounts of $2,126 and $1,426, which are net of accumulated amortization of $2,790 and $3,490, as of December 31, 2000 and 2001, respectively. The deferred financing costs related to establishing debt obligations are amortized ratably over the life of the underlying obligation. Deferred financing cost amortization

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


expense, included in interest expense in the accompanying statements of operations, was $767, $682, and $699 for the years ended December 31, 1999, 2000, and 2001, respectively.

         The Company's investment in a technology investment company was carried at cost of $500, which approximated fair value, and is included in other noncurrent assets at December 31, 2000. The technology investment company's only significant asset was its investment in an online petroleum products trading company. During 2001, the Company invested an additional $100 in the technology investment company and also provided the online petroleum products trading company $73 in the form of a convertible loan in conjunction with similar loans from other investors. During the fourth quarter of 2001, the Company determined the amounts it had invested in these entities were impaired and recognized an impairment charge of $673.

         Other noncurrent assets as of December 31, 2000, also include cash of $620 restricted by terms of the indenture to the 11 3/4% First Mortgage Notes due November 15, 2003 (the "Notes"). These restrictions were released in 2001.

     Class A Common Shares in Treasury

         The Company accounts for purchases of treasury shares under the cost method with the aggregate cost recorded as a reduction of shareholders' equity.

     Environmental, Health, and Safety Matters

         The Company is subject to comprehensive and periodically changing environmental, health, and safety laws and regulations within the jurisdictions of its operations, including those governing oil spills, emissions of air pollutants, discharges of wastewater and storm water, and the disposal of non-hazardous and hazardous waste. Expenditures for environmental, health, and safety matters, which benefit future periods and qualify as property and equipment, are capitalized and depreciated over the respective lives of the assets.

         The Company accrues for costs associated with environmental remediation when it becomes probable that a liability has been incurred and the amount can be reasonably estimated. The Company recognizes amounts recoverable from third parties when the collection of such amounts is probable. Recoverable amounts and accrued costs are included in Accounts receivable - Other and Other accrued expenses, respectively. See Note 12 for a further discussion of such matters.

     Income Taxes

         The Company determines its tax provision and deferred tax balances in accordance with SFAS No. 109, "Accounting for Income Taxes." Under this approach, the provision for income taxes represents income taxes paid or payable for the current year adjusted for the change in deferred taxes during the year. Deferred income tax assets and liabilities reflect the net tax effects of temporary differences between the financial statement bases and the tax bases of assets and liabilities and are

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


adjusted for changes in tax rates and tax laws when changes are enacted. The Company provides a valuation allowance against deferred tax assets when it determines that it is not more likely than not that the deferred tax asset will be utilized in the future.

     Earnings (Loss) per Share

         In connection with its initial public offering of equity discussed in
Note 3 below, the Company adopted SFAS No. 128, "Earnings per Share." Earnings per share are computed based upon the "Participating Securities and Two-Class Common Stock" methodology as required by SFAS No. 128. Earnings and losses have been allocated to each class of shares based upon changes in the historical basis liquidation values of the classes of shares during the periods presented as determined in accordance with the Company's articles of incorporation. Under this methodology, all of the earnings and losses prior to the closing of the Company's initial public offering of equity on April 28, 1999, have been allocated to the class B subordinated shareholders. All of the earnings and losses subsequent to April 28, 1999, have been allocated to the class A common shareholders.

         Basic earnings (loss) per share is computed by dividing the earnings and losses allocated to each class of equity by the weighted average number of shares outstanding for each class during the period. Diluted earnings (loss) per share is computed the same as basic earnings (loss) per share except the denominator is adjusted for the effect of class A common share and class B subordinated share equivalents outstanding.

         For periods prior to April 28, 1999, class B subordinated share equivalents include, where appropriate, the assumed exercise of previously outstanding stock options and the assumed conversion of the Company's previously outstanding Series B preferred stock. The assumed conversion of the Company's previously outstanding Series B preferred stock (330,653 class B subordinated shares) was antidilutive for 1999. For periods subsequent to April 28, 1999, class A common share equivalents include, where appropriate, the assumed exercise of outstanding share options. Earnings per share amounts presented have been adjusted to give retroactive effect, as of the beginning of 1999, to the reclassification and issuance of additional class B subordinated shares and class C shares that occurred in connection with the initial public offering of equity (see Note 3).

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


         The following additional information is presented with respect to the Company's earnings (loss) per share amounts:


                                                                                For the Years Ended December 31,
                                                                      --------------------------------------------------
                                                                         1999                2000                2001
                                                                      -----------         -----------        -----------
EARNINGS PER CLASS A COMMON SHARE

Earnings and losses allocated to class A common shares:
   Income before extraordinary charge                                 $     3,410         $     6,094        $    10,901
   Extraordinary charge                                                     4,743                  --                 --
                                                                      -----------         -----------        -----------
   Net income (loss)                                                  $    (1,333)        $     6,094        $    10,901
                                                                      ===========         ===========        ===========
Weighted average class A common shares outstanding                      5,156,421           6,794,192          6,044,098
Dilutive effect of weighted average class B subordinated shares
  outstanding                                                           2,571,507           3,800,000          3,800,000
Dilutive effect of weighted average stock options outstanding                  --              26,093            344,053
                                                                      -----------         -----------        -----------
Diluted common shares outstanding                                       7,727,928          10,620,285         10,188,151
                                                                      ===========         ===========        ===========

EARNINGS PER CLASS B SUBORDINATED SHARE

Earnings and losses allocated to class B subordinated shares:
   Loss before extraordinary charge                                   $    (3,803)        $        --        $        --
   Extraordinary charge                                                        --                  --                 --
                                                                      -----------         -----------        -----------
   Net income (loss)                                                  $    (3,803)        $        --        $        --
                                                                      ===========         ===========        ===========
Weighted average class B subordinated shares outstanding                3,641,144           3,800,000          3,800,000
Dilutive effect of stock options and preferred stock with
    conversion features                                                        --                  --                 --
                                                                      -----------         -----------        -----------
Diluted subordinated shares outstanding                                 3,641,144           3,800,000          3,800,000
                                                                      ===========         ===========        ===========

     Comprehensive Income (Loss)

         SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The following types of items, among others, are to be considered in computing comprehensive income: foreign currency translation adjustments, pension liability adjustments, and unrealized gain/loss on securities available for sale. For all periods presented herein, there were no differences between net income (loss) and comprehensive income (loss).

     Reclassifications

         Certain reclassifications were made to the 1999 financial statements in order to conform to the 2001 presentation.

     Recent Accounting Pronouncements

         Effective January 1, 2001, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS Nos. 137 and 138, which establishes standards of accounting for derivative instruments including specific hedge accounting criteria. The adoption of SFAS No. 133 did not have a material impact on the Company.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


         The Accounting Standards Executive Committee ("AcSEC") of the AICPA is currently formulating a new accounting standard, which is expected to modify the accounting rules for major repairs and maintenance expenditures, among other things. AcSEC has released a proposed SOP entitled "Accounting for Certain Costs and Activities Related to Property, Plant, and Equipment." The Company cannot determine at the present time whether or not the ultimate implementation of the final standard by the Company will have a material effect on its business, financial condition, results of operations, or cash flows.

         The Financial Accounting Standards Board ("FASB") recently issued SFAS No. 143, "Accounting for Asset Retirement Obligations." The new rule modifies the accounting rules for obligations associated with the retirement of an asset and must be adopted for fiscal years beginning after June 15, 2002. The Company is currently evaluating the new standard, but has not determined whether or not the ultimate implementation of this standard by the Company will have a material effect on its business, financial condition, results of operations, or cash flows.

         Effective January 1, 2002, the Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets," which addresses financial accounting and reporting for the impairment or disposal of long-lived assets, establishes a single accounting model for long-lived assets to be disposed of by sale and resolves significant implementation issues related to SFAS No. 121. The adoption of SFAS No. 144 did not have a material impact on the Company.

3.       INITIAL PUBLIC OFFERING OF EQUITY AND RELATED TRANSACTIONS

         On April 28, 1999, the Company completed its initial public equity offering of 7.6 million class A common shares. The offering price was $20 per share, raising gross proceeds of $152,000. The gross proceeds of the offering were used primarily to redeem all of the Company's outstanding Series A, B, C, D, and E preferred stock and pay accrued dividends, pay underwriters' discounts and fees, and pay certain other costs directly associated with the offering. The remaining proceeds were used during May 1999, along with existing cash, to repurchase in the open market a principal amount of $34,000 of the Notes for $39,522, including acquisition costs and accrued interest of $3,681 and $1,841, respectively. During the second quarter of 1999, the acquisition costs and the unamortized deferred financing costs related to the repurchased Notes ($1,062) were recorded as an extraordinary charge. There was no income tax effect associated with this extraordinary charge.

         Immediately prior to the initial public offering of equity, the Company transferred its ownership interest in a Panamanian investment, valued at $1,000, to its shareholders as a dividend. The shareholders then contributed this interest to Statia Terminals Cayman, Inc. ("Cayman"). In connection with a restructuring effected contemporaneously with the offering, all outstanding stock options were exercised and converted, along with all existing common stock, into 3.8 million class B subordinated shares and 38,000 class C shares.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


         During the three months ended March 31, 1999, the Company recorded as special compensation expense a bonus in the amount of $1,947 for particular members of the Company's management. The purpose of this special management bonus was to partially reimburse these individuals with respect to adverse tax consequences that resulted from the offering and other past compensation arrangements.

4.       PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following as of December 31:


                                                                                             Useful
                                                                                             Lives
                                                              2000            2001          In Years
                                                           --------        --------         --------
         Land                                              $  1,291        $  1,291
         Land improvements                                    7,832          10,855          5 - 20
         Buildings and improvements                           3,985           4,229         20 - 40
         Plant machinery and terminals                      165,261         168,072          4 - 40
         Mooring facilities and marine equipment             54,889          57,129          4 - 40
         Field and office equipment                           4,784           5,087          3 - 15
         Spare parts and hoses                                  793           1,189
         Capital projects in process                          5,017           2,978
                                                           --------        --------

              Total property and equipment, at cost         243,852         250,830
              Less accumulated depreciation                  41,791          53,867
                                                           --------        --------

              Property and equipment, net                  $202,061        $196,963
                                                           ========        ========

         The Company has investigated a salt deposit, which is known as the Port Richmond salt deposit, for approximately four years. As of December 31, 2001, the Company had a license from governmental authorities to perform work to further analyze the usefulness of the property and the deposit for the storage of natural gas or other hydrocarbons. The license may be withdrawn under certain circumstances. As of December 31, 2001, the Company had not established sufficient information to determine whether or not this project would ever produce income. However, as of December 31, 2001, the Company determined further development of this project was probable based on potential natural gas and other hydrocarbon development in eastern Canada. As of December 31, 2000 and 2001, capital projects in process included $605 and $1,021 of development costs, respectively, including costs of geological studies related to the salt cavern storage project in Nova Scotia, Canada.

         During the first quarter of 2000, the Company replaced certain large hoses attached to its single point mooring system (the "SPM"). In connection with this hose change-out, the Company adopted the component depreciation method for the SPM and its hoses as of January 1, 2000, which resulted in a change in the estimated useful lives for depreciation purposes for these hoses. As a result, in addition to recurring depreciation charges, the Company incurred a non-cash charge to depreciation expense of $832 during the first quarter of 2000, which is included in costs of terminaling services revenues and represents the full year effect of this change.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


         On February 27, 2002, the Company entered into an agreement with a third-party software company whereby the software company will complete the development of the Company's terminal operations software, oversee and coordinate implementation of the terminal operations software at the Company's terminals for specified fees, and will also incorporate the terminal operations software into a separate commercial product being developed by the software company. Under the agreement, the Company will purchase the software company's product at a discount from listed prices and will participate in future sales and license revenues from sales of the software company's products if such products include the Company's terminals operations software. As of December 31, 2001, capitalized costs related to this internally developed software were approximately $677.

5.       DEBT PRIOR TO FEBRUARY 28, 2002

         The Notes were issued by subsidiaries of Group (the "Issuers") on November 27, 1996, in connection with the acquisition of certain of the Statia Operations from Praxair, Inc. by Castle Harlan (the "Castle Harlan Acquisition") and pay interest on May 15 and November 15 of each year. The Notes are redeemable, in whole or in part, at the option of the Issuers at the redemption prices listed below (expressed as percentages of principal amount), together with accrued and unpaid interest, if any, thereon to the redemption date, if redeemed during the 12-month period beginning November 15, in the year indicated. As further discussed in Note 19 below, on March 1, 2002, Kaneb announced that International had commenced the procedure to redeem all of the Notes in a mandatory redemption at 102.938% of the outstanding principal amount plus accrued interest. Such redemption was completed on April 5, 2002.


                                            Optional
                        Year            Redemption Price
                        ----            ----------------
                        2001                102.938%
                        2002                100.000%

         Notwithstanding the foregoing, any time on or prior to November 15, 1999, the Issuers were allowed to redeem or repurchase up to 35% of the aggregate principal amount of the Notes with the proceeds of one or more equity offerings, plus accrued and unpaid interest, if any, to the date of redemption or repurchase, provided that after giving effect to such redemption or repurchase, at least 65% of the aggregate principal amount of the Notes would remain outstanding. As further discussed in Note 3, during May 1999 and in connection with its initial public offering of equity, the Company repurchased in the open market a principal amount of $34,000 of the Notes.

         The Notes are guaranteed on a full, unconditional, joint and several basis by each of the indirect and direct active subsidiaries of International. The Notes are also subject to certain financial covenants as set forth in the indenture and related security documents to these Notes, the most restrictive of which include, but are not limited to the following: (i) a consolidated fixed charge coverage ratio for the prior four full fiscal quarters of at least 2.0 to 1 which, if met, will permit the Company to make additional borrowings above the Company's revolving credit facility discussed below, (ii) other limitations on indebtedness, and (iii) restrictions on certain payments. In addition, the Notes place restrictions on the Company's ability to pay dividends other than distributions from the proceeds of assets held for sale and

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


certain management fees as discussed in Note 13 below. At December 31, 2001, International was restricted by the indenture from making aggregate distributions in excess of $13,692 subsequent to December 31, 2001. Except with the occurrence of an event of default, subsidiaries of International have no restrictions upon transfers of funds in the form of dividends, loans, or cash advances.

         The indenture relating to the Notes provided that an offer be made by the Issuers to repurchase all outstanding Notes at a repurchase price of 101% of the principal amount, plus accrued interest and unpaid interest, if any, within 30 days should a change of control, as defined in the indenture, occur. If such offer was not made within such 30 day period, the trustee under the indenture (or at least 25 percent of the holders of the Notes) could accelerate payment of the Notes. As more fully discussed in Note 19 below, a change of control occurred on February 28, 2002 after which Group had no continuing liability with regard to the Notes. Prior to the change of control, the Company was in compliance with all the financial covenants set forth in the indenture.

         In December 2000, Marine borrowed $7,000 (excluding direct costs of the borrowing of $106) from an equipment financing company (the "Responder Loan"). As further discussed in Note 19 below, Marine repaid the Responder Loan on March 12, 2002, which resulted in the release of Group's guarantee of the Responder Loan. The Responder Loan required monthly payments of principal and interest, and would have matured on January 1, 2007. Interest accrued at three month London InterBank Offered Rates plus 3.2% and adjusted monthly. The Responder Loan interest rate was 5.06% at December 31, 2001. At December 31, 2000 and 2001, the outstanding principal balance on the Responder Loan was $7,000 and $5,931, respectively. The Responder Loan was collateralized by a security interest in the M/V Statia Responder, one of the Company's emergency response and maintenance support vessels, which was operated at the Company's St. Eustatius terminal.

         The Responder Loan was subject to certain financial covenants, the most restrictive of which included, but were not limited to the following: (i) a debt service coverage ratio of at least 1.50 to 1, (ii) the maintenance of $70,000 of net worth, and (iii) the maintenance of specified insurance coverage limits on the collateral.

         The Company had a revolving credit facility (the "Credit Facility"), which allowed certain of the Company's subsidiaries to borrow up to $17,500 or the limit of the borrowing base as defined in the Credit Facility. As further discussed in Note 19 below, the Credit Facility was terminated on February 28, 2002. The Credit Facility called for a commitment fee of 0.375% per annum on a portion of the unused funds. The Credit Facility bore interest at a rate of prime plus 0.5% (5.25% at December 31, 2001). The Credit Facility constituted senior indebtedness of the Company and was secured by a first priority lien on certain of the Company's accounts receivable and inventory. The Credit Facility was subject to certain restrictive covenants; however, it was not subject to financial covenants. The Credit Facility did not restrict the Company's subsidiaries from transferring funds to the Company in the form of dividends, loans or cash advances; however, the failure to pay interest when due constituted an event of default under the Credit Facility and such event of default, until cured, prohibited dividend payments to the Company. At December 31, 2000 and 2001, the Company had approximately $11,047 and $8,813, respectively, available for borrowing under the Credit Facility, as limited by the borrowing base computation, and no outstanding borrowings.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)



         At December 31, 2001, the scheduled maturities of the Company's long-term debt were as follows:


            Year Ending December 31,
            ------------------------
            2002                                    $  1,167
            2003                                     102,167
            2004                                       1,167
            2005                                       1,167
            2006                                       1,167
            Thereafter                                    96
                                                    --------
                                                    $106,931
                                                    ========

6.     CAPITAL STRUCTURE

         Each class A common share and class B subordinated share is entitled to one vote on issues brought before the Company's shareholders. Except in very limited circumstances, the class C shares have no voting privileges. Statia Terminals Holdings N.V. ("Holdings") owns all of the Company's class B subordinated shares and class C shares.

     Provisions of Articles of Incorporation Subsequent to February 22, 2002

         As more fully discussed in Note 19 below, the Company's articles of incorporation were amended on February 22, 2002, to significantly modify provisions related to distributions and liquidating distributions, among other things. The most significant change is that holders of the Company's class A common shares and class B subordinated shares will receive no distributions after the liquidating distributions of $18.4998 and $16.8844 per share, respectively, which the Company began making on February 28, 2002.

     Provisions of Articles of Incorporation Prior to February 22, 2002

         The class A common shares were entitled, to the extent there was sufficient available cash as defined in the Company's articles of incorporation, to a target quarterly distribution of $0.45 per share, before the Company made any distributions on its class B subordinated shares. In general, the Company would make distributions of available cash, if any, first to the class A common shares until each had received $0.45 per quarter plus any arrearages from prior quarters and second to the class B subordinated shares until each had received $0.45 per quarter. Class B subordinated shares did not accrue distribution arrearages. If the Company made quarterly distributions of available cash to the class A common shares and class B subordinated shares above specified additional distribution levels, the holders of class C shares would receive distributions that represented an increasing percentage of the total distributions made above those specified distribution levels. However, there were no assurances that the Company would be able to pay distributions to any of its classes of shares.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


         The Company was required to defer making payment on the first $6,800 of distributions that would otherwise have been made on the class B subordinated shares until the end of the deferral period, as defined in the Company's articles of incorporation. The subordination period would generally end once the Company met certain financial tests, which were defined in the Company's articles of incorporation. The subordination period generally could not end prior to June 30, 2004. Under particular circumstances, a portion of the class B subordinated shares, not exceeding 50%, were eligible to convert into class A common shares before the expiration of the subordination period. After the deferral period, the Company would pay to the class B subordinated shares, until the deferred distributions had been paid in full, all available cash from operating surplus remaining after all class A common share arrearages were paid, and the target quarterly distribution was paid on all class A common shares and class B subordinated shares, prior to any further distribution.

         During the years ended December 31, 1999, 2000 and 2001, the Company declared and paid distributions on the class A common shares of $5,825 ($0.7665 per share), $3,081 ($0.45 per share) and $9,356 ($1.55 per share), respectively. Additionally, during 1999, the Company declared distributions on the class B subordinated shares aggregating $2,913 ($0.7665 per share), payment of which was deferred as described in the immediately preceding paragraph. No distributions on the Company's class B subordinated shares were declared during 2000 or 2001.

         On January 18, 2002, the Company's board of directors declared a distribution of $0.45 per share on the class A common shares, payable on February 14, 2002, for the benefit of shareholders of record at the close of business on January 31, 2002. Since the distribution equaled the target quarterly distribution rate stated in the Company's articles of incorporation, the aggregate class A common share arrearage remained unchanged at $1.60 per share. No distribution was declared on the class B subordinated shares.

         At the end of the subordination period as defined in the Company's articles of incorporation, each class B subordinated share would have converted to one class A common share and participated equally with the other class A common shares, subject to the distribution rights of the class C shares, in future distributions of available cash. The class A common shares would then no longer accrue distribution arrearages.

         The Company's board of directors authorized the open market purchase of up to two million shares of the Company's class A common shares. As of December 31, 2000 and 2001, the Company had acquired 1,300,247 and 1,586,747 class A common shares at an aggregate cost of $8,585 and $11,092, respectively, pursuant to this program. On January 8, 2001, the Company purchased 61,000 class A common shares pursuant to this program from Cayman at an aggregate fair value of $480. The same shareholders who own Holdings own Cayman.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


7.       PREFERRED STOCK

         Prior to its initial public offering of equity, the Company had authorized preferred stock of $26,950 divided into 269,500 shares with a par value of $0.10 consisting of the following shares: (i) 20,000 shares of 8% Series A Cumulative Preferred Stock (the "Series A Preferred Stock"); (ii) 10,000 shares of 8% Series B Cumulative Preferred Stock (the "Series B Preferred Stock"); (iii) 10,000 shares of 8% Series C Cumulative Preferred Stock (the "Series C Preferred Stock"); (iv) 20,000 shares of 2% Series D Preferred Stock (the "Series D Preferred Stock"); and (v) 209,500 shares of 2% Series E Preferred Stock (the "Series E Preferred Stock").

         The Series A, B and C Preferred Stock in the aggregate of $40,000 were contributed from Praxair, Inc. as non-cash equity and contained provisions for redemption beyond the control of the Company. On July 29, 1998 the Company sold its Brownsville, Texas facility and a restricted payment of $6,150 was made from International to Group to redeem a portion of the Series D Preferred Stock. As the Series B Preferred Stock was not redeemed by the Company prior to November 27, 1998, the dividend rate on the Company's Series A, B and C Preferred Stock increased from 8% to 14.75% effective November 28, 1998, in accordance with the Company's preferred stock agreements and its prior articles of incorporation. Dividends on the Series D and E Preferred Stock were waived.

         All remaining preferred stock was redeemed and all accrued preferred stock dividends were paid on April 28, 1999, with a portion of the proceeds from the Company's initial public offering of equity.

8.       NOTES RECEIVABLE FROM SHAREHOLDERS PRIOR TO FEBRUARY 28, 2002

         Notes receivable from shareholders represent nonrecourse loans made by the Company to certain members of management and are indirectly secured by pledges of certain of the Company's class B subordinated shares. The loans bear interest at 5.17% and mature on the earlier of (i) April 28, 2009, or (ii) sale of the pledged shares. These loans have been classified as a reduction to shareholders' equity in the accompanying consolidated financial statements. The Company recognized interest income related to these notes of $76, $75, and $75 during the years ended December 31, 1999, 2000, and 2001, respectively. The fair value of these loans was $1,448 at December 31, 2001.

         During 2000, in connection with the termination of an employee, $26 of these notes were cancelled.

         As more fully discussed in Note 19 below, all notes receivable from shareholders were forgiven on February 28, 2002.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


9.       LEASES PRIOR TO FEBRUARY 28, 2002

         The Company rents certain facilities and marine equipment under cancelable and noncancelable operating leases. Rental expense on operating leases was $5,518, $6,307, and $7,467 for the years ended December 31, 1999, 2000, and 2001, respectively. At December 31, 2001, future rental commitments payable under noncancelable operating leases were as follows:



            Year Ending December 31,
            ------------------------
            2002                                      $  5,360
            2003                                         4,232
            2004                                         1,660
            Thereafter                                      --
                                                      --------
                                                      $ 11,252
                                                      ========

         The Company leases approximately 65 acres of land at the Point Tupper facility to a customer. The lease terminates June 30, 2023. At December 31, 2001, future rentals receivable under this lease were as follows:


            Year Ending December 31,
            ------------------------
            2002                                     $    250
            2003                                          250
            2004                                          250
            2005                                          250
            2006                                          250
            Thereafter                                  4,125
                                                     --------
                                                     $  5,375
                                                     ========

10.      INCOME TAXES PRIOR TO FEBRUARY 28, 2002

         The sources of income (loss) by jurisdiction before the provision for income taxes, preferred stock dividends and extraordinary charge are:


                                For the Years Ended December 31,
                         --------------------------------------------
                           1999              2000              2001
                         ---------        ---------         ---------
         U.S             $      41        $    (283)        $      32
         Non-U.S             2,603            7,315            11,908
                         ---------        ---------         ---------
                         $   2,644        $   7,032         $  11,940
                         =========        =========         =========

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


         The provision for income taxes consisted of:


                                        For the Years Ended December 31,
                                   --------         --------         --------
                                     1999             2000             2001
                                   --------         --------         --------
         Current:
            U.S                    $   (123)        $     --         $     --
            State                        --               (1)              40
            Non-U.S                     903              939              999
                                   --------         --------         --------
                                   $    780         $    938         $  1,039
                                   --------         --------         --------

         A reconciliation of income taxes at the U.S. statutory rate of 35% to the Company's provision for income taxes is as follows:


                                                                        For the Years Ended December 31,
                                                                    ------------------------------------------
                                                                      1999             2000             2001
                                                                    --------         --------         --------
U.S. federal tax provision at U.S. statutory rate                   $    925         $  2,461         $  4,179
U.S. state income taxes                                                   --               (1)              40
Income not effectively connected to a U.S. trade or business          (1,048)          (2,461)          (4,179)
Non-U.S. tax provision                                                   903              939              999
                                                                    --------         --------         --------

                                                                    $    780         $    938         $  1,039
                                                                    ========         ========         ========

         The principal temporary differences included in the accompanying balance sheets, as of December 31, are:


                                                       2000         2001
                                                     --------     --------
         Net operating loss and ITC carryforwards    $ 24,565     $  2,500
         Canadian depreciation differentials               --       20,684
         Valuation allowance                          (24,565)     (23,184)
                                                     --------     --------
                                                     $     --     $     --
                                                     ========     ========

         The Company's net deferred tax assets at December 31, 2001, primarily relate to Canadian investment tax credits and depreciation differentials and U.S. consolidated net operating loss carry-forwards. The Company provided a full valuation allowance against these tax assets, because it cannot determine that it is likely that the deferred tax assets would be utilized in the future.

         On September 30, and October 1, 2001, STCI, together with Point Tupper Marine Services Limited ("PTMS") and Statia Terminals Canada Holdings, Inc. ("STCHI"), a newly formed wholly-owned subsidiary of STCI, reorganized such that the businesses previously carried on by these corporations, other than the spill response business of PTMS, were transferred to STCP. STCP is a general partnership formed under the laws of the Province of Nova Scotia, Canada, and its only partners are STCI, PTMS, and STCHI. The Company effected the reorganization of its Canadian operations in order to consolidate certain activities and gain operational efficiencies. Additionally, as a result of the

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


reorganization, Canadian net operating loss carry-forwards, substantially all of which were to expire unutilized at the end of 2001, were applied against the tax gain arising from the transfer of certain assets to STCP. The resultant increase in the tax basis of the assets transferred will be available for future years' tax depreciation deductions. The Company has provided a full valuation allowance against the net deferred tax asset resulting from this reorganization, aggregating approximately $20,684, at December 31, 2001, because it cannot determine that it is likely that the deferred tax asset will be utilized in the future.

         The Company's Canadian subsidiaries are subject to a federal large corporation tax based on 0.225% of the subsidiaries' total equity. As of April 1, 1997, Nova Scotia enacted a provincial capital tax based on 0.25% of the subsidiaries' total equity. The Company did not have any net operating tax loss carry-forwards available to offset Canadian taxable income at December 31, 2001. The investment tax credit carry-forwards available to reduce Canadian income taxes were $1,178 at December 31, 2001, and expire in various amounts through 2010.

         The net operating tax loss carry-forwards available to offset U.S. taxable income at December 31, 2001, were $4,378, and expire in various amounts through 2020.

         On June 1, 1989, the governments of the Netherlands Antilles and St. Eustatius approved a Free Zone and Profit Tax Agreement retroactive to January 1, 1989, which expired on December 31, 2000. This agreement requires a subsidiary of the Company to pay a 2% rate on taxable income, as defined, or a minimum payment of 500,000 Netherlands Antilles guilders ($282) per year. This agreement further provides that any amounts paid in order to meet the minimum annual payment will be available to offset future tax liabilities under the agreement to the extent that the minimum annual payment is greater than 2% of taxable income. The subsidiary continues to honor the provisions of the expired Free Zone and Profit Tax Agreement and make payments as required thereunder.

         During 1999, the Company and representatives appointed by the governments of the Netherlands Antilles and St. Eustatius completed a draft of a new agreement applicable to the subsidiary and certain affiliates and submitted the draft for approval to each government. The draft as submitted called for the new agreement to be effective retroactively from January 1, 1998, through December 31, 2010, with extension provisions to 2015. The Company has proposed certain modifications to the 1999 draft including extension of the expiration of the new agreement to January 1, 2026 to match certain Netherlands Antilles legislation. The subsidiary has accrued within Other accrued liabilities amounts which may become payable should the new agreement become effective. In connection with the sale of Group's subsidiaries to Kaneb, Kaneb has committed to pay Group, when a new tax agreement is executed, 80% of the excess, if any, of the estimated tax liability recorded as of February 28, 2002 over the actual liability incurred under such new tax agreement for periods prior to February 28, 2002.

         Certain of the Company's Netherlands Antilles subsidiaries are not part of the Free Zone and Profit Tax Agreement and accordingly pay Netherlands Antilles federal income taxes at effective tax rates of up to 45%. Other Netherlands Antilles subsidiaries have beneficial tax rulings as customarily granted to companies operating in the offshore sector. Approximately $48, $55 and $69 of Netherlands

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


Antilles profit tax is included in the non-U.S. tax provision for the years ended December 31, 1999, 2000, and 2001, respectively. However, if significant adverse modifications are made to the Netherlands Antilles tax agreements or tax rulings, or if the new agreement is not completed and the current beneficial tax status is terminated, the Company's business, financial condition, results of operations and cash flows may be adversely affected.

11.      STOCK OPTIONS PRIOR TO FEBRUARY 28, 2002

         During 1997, the stockholders of the Company approved the 1997 Stock Option Plan (the "1997 Plan"), which allowed up to 7,235 shares of $0.10 par value common stock of the Company to be delivered pursuant to incentive stock option award agreements or nonqualified stock option award agreements.

         During the period from January 1, 1999, to April 28, 1999, $154 related to certain compensatory options granted in 1998 was amortized as compensation expense and credited to additional paid-in capital. In connection with the initial public offering of equity discussed in Note 3, options granted in 1997 and 1998, less forfeitures, were exercised and converted, along with all existing common stock, into 3.8 million class B subordinated shares and 38,000 class C shares. On April 28, 1999, the remaining unamortized compensation expense associated with these options of $2,152 was recorded as a non-cash special compensation expense and credited to additional paid-in capital.

         In April 1999, in conjunction with the initial public offering of equity, the shareholders of the Company approved the 1999 Share Option Plan (the "1999 Plan"), and the 1997 Plan terminated. Under the 1999 Plan, the Company may deliver up to 1,140,000 class A common shares to employees, directors, and consultants, subject to adjustment under certain conditions. Any such options must be exercisable within ten years of the grant date. No options were granted during 1999 pursuant to the 1999 Plan.

         On May 2, 2000, options on 228,000 shares of class A common shares were granted to certain employees and non-employee directors of the Company at an exercise price of $5.59 per share, representing the fair market value of the Company's class A common shares on the date of grant. As such, no compensation expense was recognized under APB No. 25. The options were to be exercised on or after May 2, 2009; provided, however, that the options were to become exercisable earlier under certain conditions including immediately prior to any change of control, as defined in the 1999 Plan. During 2000, 7,500 of the options granted in May 2000 were forfeited.

         On January 24, 2001, options on 235,500 shares of class A common shares were granted to certain employees and non-employee directors of the Company at an exercise price of $8.094 per share, representing the fair market value of the Company's class A common shares on the date of grant. As such, no compensation expense was recognized under APB No. 25. The options were to become exercisable on or after January 24, 2010, but were subject to the same terms and conditions as described above for the options granted on May 2, 2000, including the accelerated vesting provisions.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


         On August 27, 2001, options to purchase 680,000 class A common shares were granted to certain of the Company's employees at an exercise price of $5.00 per share which was below the fair market value of the class A common shares on the date of grant ($12.975 per share). Therefore, the Company recognized $5,423 of additional paid-in capital and an offsetting amount to deferred compensation on August 27, 2001 within shareholders' equity. During the year ended December 31, 2001, the Company recognized $208 of compensation expense related to the options granted on August 27, 2001, in accordance with APB No. 25. The options were to become exercisable on or after August 27, 2010, but were subject to the same accelerated vesting terms and conditions as described above for the options granted on May 2, 2000, including the accelerated vesting provisions.

         As of December 31, 2001, options on 4,000 shares of class A common shares remained available for grant under the 1999 Plan, there were no options currently exercisable, the range of exercise prices for outstanding options was $5.00 to $8.094 per share, and the weighted average remaining contractual life for outstanding options was 9.3 years. As more fully discussed in Note 19 below, all outstanding stock options vested and were cashed out by the Company on February 28, 2002, at an amount equal to the difference between the grant price of the option and $18.4998 per share.

         The following information is presented with respect to the Company's stock options:


                                                            Weighted
                                            Number          Average
                                          of Shares       Option Price
                                          ---------       ------------
Outstanding at December 31, 1998              6,145        $    0.10
    Granted                                      --               --
    Exercised                                 6,145             0.10
    Cancelled                                    --               --
                                          ---------        ---------
Outstanding at December 31, 1999                 --               --
    Granted                                 228,000             5.59
    Exercised                                    --               --
    Cancelled                                 7,500             5.59
                                          ---------        ---------
Outstanding at December 31, 2000            220,500             5.59
    Granted                                 915,500             5.80
    Exercised                                    --               --
    Cancelled                                    --               --
                                          ---------        ---------
Outstanding at December 31, 2001          1,136,000        $    5.75
                                          =========        =========

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)

         Had compensation expense been recorded for the Company's awards based on fair value at the grant dates consistent with the methodologies of SFAS No. 123, the Company's reported net income (loss) and earnings per share would have been changed to the pro forma amounts indicated below:


                                                                             For the Years Ended December 31,
                                                                     -----------------------------------------------
                                                                        1999               2000               2001
                                                                     ----------         ----------        ----------
                  Net income (loss):
                       As reported                                   $   (5,136)        $    6,094        $   10,901
                       Pro forma                                         (6,869)             6,075            10,931

                  Basic earnings (loss) per share:
                       Class A common share as reported                   (0.26)              0.90              1.80
                       Class A common share pro forma                     (0.26)              0.89              1.81
                       Class B subordinated share as reported             (1.04)                --                --
                       Class B subordinated share pro forma               (1.52)                --                --

                  Diluted earnings (loss) per share:
                       Class A common share as reported                   (0.17)              0.57              1.07
                       Class A common share pro forma                     (0.17)              0.57              1.07
                       Class B subordinated share as reported             (1.04)                --                --
                       Class B subordinated share pro forma               (1.52)                --                --

         The following table summarizes the assumptions used to estimate the fair value on the grant date using the Black Scholes model:



                                                                                                     January 24,        August 27,
         Grant Dates                           1997                1998             2000                2001               2001
                                            ----------         ----------        -----------         -----------        ----------
         Risk free interest rate             6.3%               6.3%               6.5%               5.2%               5.0%
         Dividend yield                      0.0%               0.0%              10.7%               9.9%              13.9%
         Volatility                         31.4%              31.4%              43.8%              47.7%              47.7%
         Expected life of the option          10 years           10 years           10 years           10 years           10 years

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


12.      COMMITMENTS AND CONTINGENCIES

     Other Accrued Expenses

         Other accrued expenses consist of the following as of December 31:


                                                            2000           2001
                                                           -------        -------
         Personnel, payroll taxes and related costs        $ 2,281        $ 3,343
         Retirement liabilities                                729            969
         Legal and professional fees                           738            861
         Environmental expenses                              1,068          1,024
         Accrued income taxes                                1,760          2,292
         Deferred revenue                                    1,291            157
         Other                                               1,872          1,367
                                                           -------        -------

                                                           $ 9,739        $10,013
                                                           =======        =======

     Environmental, Health, and Safety Matters Prior to February 28, 2002

         In connection with the Castle Harlan Acquisition, studies were undertaken by and for Praxair, Inc. to identify potential environmental, health, and safety matters. Certain matters involving potential environmental costs were identified at the Point Tupper, Nova Scotia, Canada facility. Praxair, Inc. agreed to pay for certain of these environmental costs subject to certain limitations. Praxair, Inc. paid approximately $5,609 during the period from November 27, 1996, to December 31, 2001, related to such costs. Based on investigations conducted and information available to date, the potential cost of additional remediation and compliance is estimated at approximately $13,000, substantially all of which the Company believes is the responsibility of Praxair, Inc. per the Castle Harlan Acquisition agreement. The Company believes that environmental, health, and safety costs will not have a material adverse effect on the Company's financial position, cash flows, or results of operations, subject to reimbursements from Praxair, Inc.

         The Company has also identified certain other environmental, health, and safety costs not covered by the agreement with Praxair, Inc. for which $1,500 were accrued in 1996 in conjunction with the Castle Harlan Acquisition. Through December 31, 2001, $257 of this amount had been expended. The Company periodically reviews the adequacy of this accrual and during 1999 and 2000 determined $250 and $180, respectively, originally provided for environmental contingencies were no longer necessary. Accordingly, this portion of the accrual was eliminated and credited to costs of terminaling services in the accompanying statements of operations. In 2000 and 2001, the Company identified certain other environmental, health, and safety costs not covered by the agreement with Praxair, Inc. and accrued $180 and $31 related to these costs, respectively.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)



     Litigation Prior to February 28, 2002

         Prior to February 28, 2002, Group's former subsidiaries were involved in various claims and litigation arising in the normal course of business. Based upon analysis of legal matters and discussions with legal counsel, Group believes that the ultimate outcome of these matters will not have a material adverse effect on Group's business, financial condition, results of operations, or cash flows.

     Employment Agreements and Severance Plan

         In August and November 2001, the Company entered into amended and restated employment agreements with six members of senior management. These agreements provide for an annual base salary which is subject to review at least annually by the board of directors of Statia Terminals, Inc. increasing at least at the growth rate of the consumer price index. These agreements also provide for an annual cash incentive bonus to be awarded based on the difference between target earnings before interest expense, taxes, depreciation, and amortization ("EBITDA") and actual EBITDA. The employment agreements generally continue to December 31, 2004, and are automatically extended for an additional year beginning January 1, 2003 (i.e., on January 1, 2003, the agreements extend to December 31, 2005) unless either party gives notice of non-renewal ninety days prior to January 1. No such notices have been given. The employment agreements contain three year non-compete arrangements beginning at the termination of employment.

         In the event that Statia Terminals, Inc. terminates any of these employment agreements without substantial cause or the employee terminates for good reason, as these terms are defined in each of the employment agreements, the employee shall be entitled to his current compensation, welfare benefits and annual incentive bonus for the remaining portion of the term of the relevant employment agreement. Upon a change of control, as this term is defined in each of the employment agreements, these employees shall now be entitled to a change of control bonus aggregating $4,100. Should any of these agreements be terminated after a change of control, the employee shall be entitled to his current compensation, welfare benefits, and annual incentive bonus for the remaining portion of the term of the relevant employment agreement payable in a lump-sum cash payment. As more fully discussed in Note 19 below, the sale of Group's subsidiaries to Kaneb qualified as a change of control for purposes of the employment agreements, and any liability associated with these agreements remains with Group's former subsidiaries and Kaneb after the closing of the sale of Group's former subsidiaries.

         A subsidiary of Group is committed to pay the premiums of two split dollar life insurance policies for one member of senior management generally until that individual reaches age 65 at which time either that individual or his designated beneficiaries will receive the cash surrender value of the policy. Assuming premium payments are made until age 65, the full cost to the Company of remaining payments as of December 31, 2001, is $508. As more fully discussed in
Note 19, these remaining unpaid premiums became payable upon the change of control which occurred on February 28, 2002.

         In 2001, the Company adopted a severance plan for certain salaried employees, excluding members of senior management and others with whom the Company has entered into employment

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


agreements. The severance plan provides for a lump-sum payment to covered employees and the continuation of certain welfare benefits for the severance term. The severance term is determined based on the employee's length of service, as defined in the severance plan, and the employee's grade level. Benefits are provided for a minimum 13 weeks and a maximum 52 weeks. Benefits are only paid if the employee is terminated within two years of a change of control, as defined in the severance plan. Any liability associated with this severance plan remains with Group's former subsidiaries and Kaneb after the closing of the sale of Group's former subsidiaries.

13.      RELATED PARTY TRANSACTIONS

         In November 1996, the Company entered into a ten-year management agreement with Castle Harlan, Inc., to pay an annual management fee of $1,350, plus out-of-pocket expenses, for advisory and strategic planning services in relation to the day-to-day affairs of the Company. Such services were performed at the discretion of Castle Harlan, Inc. The management agreement also entitled Castle Harlan, Inc. to additional compensation should it perform services for the Company related to certain financing activities, including initial public offerings. The Company compensated Castle Harlan, Inc. $778 for services performed in relation to the Company's initial public offering of equity and such amount was charged to additional paid-in capital on April 28, 1999. This management agreement was amended and restated at the closing of the Company's initial public offering of equity on April 28, 1999, to eliminate the $1,350 management fee and require that any such services be provided only at the request of the Company. The Company has not requested any such services subsequent to April 28, 1999, nor has Castle Harlan, Inc. provided any such services. Accordingly, no management fee expense has been recorded subsequent to April 28, 1999.

         The amended and restated management agreement continues to provide for reimbursement of ordinary and necessary expenses and a continuing indemnity for the period up to the termination date of November 27, 2006, and any extension thereto. During the years ended December 31, 1999, 2000, and 2001, the Company reimbursed Castle Harlan, Inc. $78, $115, and $68, respectively, of expenses under this agreement. The amended and restated management agreement terminated with the change of control described in Note 19 below.

         The Company provides and receives other services from various other related parties. The value of such services is not significant individually or in the aggregate.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


14.      SEGMENT INFORMATION PRIOR TO FEBRUARY 28, 2002

         The Company is organized around several different factors, the two most significant of which are services and products and geographic location. The Company's primary services are terminaling services (resulting in revenue from storage, throughput, dock usage, emergency response and other terminal services) and product sales (including bunker fuels and bulk oil sales).

         The primary measures of profit and loss utilized by the Company's management to make decisions about resources to be allocated to each segment are earnings before interest expense, income taxes, depreciation, amortization, and certain non-recurring income and expenses ("Adjusted EBITDA") and earnings before interest expense, interest income, income taxes, and certain non-recurring income and expenses ("Adjusted EBIT").

         The following information is provided for the Company's terminaling services and product sales segments:


                                                           For the Years Ended December 31,
                                                       ----------------------------------------
                                                         1999            2000            2001
                                                       --------        --------        --------
         REVENUES:
            Terminaling services                       $ 61,665        $ 61,547        $ 73,687
            Product sales                               106,678         148,908         128,473
                                                       --------        --------        --------
              Total                                    $168,343        $210,455        $202,160
                                                       ========        ========        ========
         ADJUSTED EBITDA:
            Terminaling services                       $ 26,994        $ 25,128        $ 32,061
            Product sales                                 6,584           6,582           6,735
                                                       --------        --------        --------
              Total                                    $ 33,578        $ 31,710        $ 38,796
                                                       ========        ========        ========
         DEPRECIATION AND AMORTIZATION EXPENSE:
            Terminaling services                       $ 11,196        $ 12,452        $ 12,038
            Product sales                                   371             691             780
                                                       --------        --------        --------
              Total                                    $ 11,567        $ 13,143        $ 12,818
                                                       ========        ========        ========
         ADJUSTED EBIT:
            Terminaling services                       $ 15,798        $ 12,676        $ 20,023
            Product sales                                 6,213           5,891           5,955
                                                       --------        --------        --------
              Total                                    $ 22,011        $ 18,567        $ 25,978
                                                       ========        ========        ========
         CAPITAL EXPENDITURES:
            Terminaling services                       $  7,572        $  7,528        $  5,558
            Product sales                                   161             753           1,363
            Other unallocated                               860             297              96
                                                       --------        --------        --------
              Total                                    $  8,593        $  8,578        $  7,017
                                                       ========        ========        ========

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)



                                                 As of December 31,
                                     ----------------------------------------
                                       1999            2000            2001
                                     --------        --------        --------
         NET ASSETS:
         Terminaling services        $203,781        $202,780        $197,073
         Product sales                 16,618          14,315          13,372
         Unallocated assets            15,898          23,643          26,463
                                     --------        --------        --------
            Total assets             $236,297        $240,738        $236,908
                                     ========        ========        ========


         A reconciliation of Adjusted EBIT to the Company's income before provision for income taxes, preferred stock dividends and extraordinary charge is as follows:


                                                                              For the Years Ended December 31,
                                                                         ------------------------------------------
                                                                           1999             2000             2001
                                                                         --------         --------         --------
         Adjusted EBIT                                                   $ 22,011         $ 18,567         $ 25,978
         Interest expense excluding debt amortization expense             (13,518)         (12,077)         (12,494)
         Special compensation expense                                      (4,099)              --               --
         Hurricane charges                                                 (1,750)              --               --
         Settlement of insurance claim                                         --              542               --
         Costs related to sale of subsidiaries                                 --               --           (1,544)
                                                                         --------         --------         --------
            Income before provision for income taxes,
               preferred stock dividends and extraordinary charge        $  2,644         $  7,032         $ 11,940
                                                                         ========         ========         ========


         The following information is provided with respect to the geographic operations of the Company based upon the location where the service is provided or product delivered:



                                                                          For the Years Ended December 31,
                                                                      ----------------------------------------
                                                                        1999            2000            2001
                                                                      --------        --------        --------
         REVENUES:
            Caribbean                                                 $149,852        $192,165        $171,813
            Canada                                                      18,491          18,290          30,347
                                                                      --------        --------        --------
              Total revenues                                          $168,343        $210,455        $202,160
                                                                      ========        ========        ========



                                                                                   As of December 31,
                                                                     ----------------------------------------
                                                                       1999            2000            2001
                                                                     --------        --------        --------
         LONG-LIVED ASSETS:
            Caribbean                                                $174,884        $171,689        $166,772
            Canada                                                     28,705          28,139          28,485
            United States                                               2,442           2,233           1,706
                                                                     --------        --------        --------
                                                                     $206,031        $202,061        $196,963
                                                                     ========        ========        ========


         Long-lived assets primarily consist of net property and equipment.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


     Significant Customers

         The Company has a long-term storage and throughput contract with Bolanter Corporation N.V. (a subsidiary of Saudi Aramco) at the Company's St. Eustatius facility, which expires in 2005. The Company also derives revenues from an affiliate of Bolanter as an indirect result of this storage and throughput agreement. The Company derives revenues from parties unaffiliated with Bolanter because of the movement of Bolanter's crude oil, or crude oil sold by Bolanter, through the Company's St. Eustatius facility. Additionally, the Company sells bunker fuels to an affiliate of Bolanter at its St. Eustatius facility.

         The following table sets forth such Saudi Aramco-related revenues as a percentage of the Company's total revenues:


                                                                                       For the Years Ended December 31,
                                                                              ------------------------------------------------
                                                                                 1999               2000               2001
                                                                              ----------         ----------         ----------
         Storage and throughput contract and related indirect revenues            6.1%               4.0%               4.0%
         Unaffiliated third parties                                               6.4%               7.7%               9.4%
         Bunker sales                                                             2.3%               2.5%               1.0%
                                                                                 -----              -----              -----
           Total                                                                 14.8%              14.2%              14.4%
                                                                                 =====              =====              =====

         Although the Company has a long-standing relationship and long-term contract with this customer, if such long-term contract were not renewed or replaced at the end of its term, or if the Company otherwise lost any significant portion of its revenues from this customer, such non-renewal/replacement or loss could have a material adverse effect on the Company's business, financial condition, and ability to pay distributions. The Company also has long-term contracts with other key customers, and there can be no assurance that these contracts will be renewed at the end of their terms or that the Company will be able to enter into other long-term contracts on terms favorable to it, or at all.

         No other customer accounted for more than 10% of the Company's total revenues in 1999, 2000, or 2001.

15.      RETIREMENT PLANS PRIOR TO FEBRUARY 28, 2002

         The Company maintains an employee savings plan in accordance with
Section 401(k) of the U.S. Internal Revenue Code. This plan covers all of the Company's full-time U.S. employees and allows employees to contribute up to the lesser of 15% of eligible compensation or $10.5 for the 2001 calendar year. The Company currently matches at a 50% rate up to 8% of an employee's base salary. In addition, the Company may contribute, on a discretionary basis, up to 1% of an employee's base salary per quarter. Amounts charged to expense for matching and discretionary contributions for the years ended December 31, 1999, 2000, and 2001 were $314, $337 and $346, respectively.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)



         In addition, the Company sponsors certain retirement plans for certain employees residing in the Netherlands Antilles and Canada. Amounts charged to expense for non-U.S. plans for the years ended December 31, 1999, 2000, and 2001, were $73, $875, and $271, respectively. Such amounts include mandatory severance payments accrued in accordance with Netherlands Antilles law, which are included in Other accrued expenses.

16.      HURRICANE CHARGES PRIOR TO FEBRUARY 28, 2002

         As a result of damages sustained to the Company's St. Eustatius facility from Hurricane Lenny in late November 1999, the Company incurred a one-time, non-cash charge of $1,500 to partially reduce the carrying value of its shoreline protection system and a one-time cash charge of $250 to cover other hurricane related expenses. The damaged shoreline protection system was not covered by insurance and, together with certain other civil work, was replaced during 2000 at a cost of approximately $2,800.

17.      VALUATION AND QUALIFYING ACCOUNTS PRIOR TO FEBRUARY 28, 2002

         The table below summarizes the activity in the valuation account, allowance for possible uncollectible trade accounts receivable and the deferred tax asset valuation allowance for the periods indicated.



                                                           Balance,       Charges        Deductions,       Balance,
                                                          Beginning         to           Write-offs,       End of
                                                          of Period       Expense           Net            Period
                                                          ---------       --------       -----------       --------
Trade Accounts Receivable Valuation Account:
   For the year ended December 31, 1999                   $    785        $     20        $     (1)        $    804
   For the year ended December 31, 2000                        804             149              --              953
   For the year ended December 31, 2001                        953              29            (140)             842



                                                          Balance,                       Expirations,      Balance,
                                                          Beginning                         Other,         End of
                                                          of Period       Increases          Net           Period
                                                          ---------       ---------      -----------       --------
Deferred Tax Asset Valuation Allowance:
   For the year ended December 31, 1999                   $ 31,217        $     --        $   (846)        $ 30,371
   For the year ended December 31, 2000                     30,371              --          (5,806)          24,565
   For the year ended December 31, 2001                     24,565          19,045         (20,426)          23,184


                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


18.      UNAUDITED QUARTERLY FINANCIAL INFORMATION PRIOR TO FEBRUARY 28, 2002

         The following is a summary of the unaudited quarterly results of operations for 2000 and 2001:


                                                                              Quarters Ended
                                                         ---------------------------------------------------------
                                                         March 31          June 30       September 30   December 31        Total
                                                         --------         --------       ------------   -----------       --------
                       2000
Total revenues                                           $ 42,305         $ 54,227        $ 57,542        $ 56,381        $210,455
Gross profit                                                4,073            6,090           9,228           9,730          29,121
Net income (loss)                                          (1,538)             283           3,572           3,777           6,094

BASIC EARNINGS (LOSS) PER CLASS A COMMON SHARE:             (0.22)            0.04            0.53            0.58            0.90

DILUTED EARNINGS (LOSS) PER CLASS A COMMON SHARE:           (0.22)            0.03            0.34            0.36            0.57

BASIC AND DILUTED EARNINGS PER CLASS B
   SUBORDINATED SHARE:                                         --               --              --              --              --

                       2001
Total revenues                                           $ 50,213         $ 53,860        $ 51,068        $ 47,019        $202,160
Gross profit                                                9,547            9,758           8,546           9,230          37,081
Net income (loss)                                           3,183            4,130           2,434           1,154          10,901

BASIC EARNINGS (LOSS) PER CLASS A COMMON SHARE:              0.52             0.69            0.40            0.19            1.80

DILUTED EARNINGS (LOSS) PER CLASS A COMMON SHARE:            0.32             0.41            0.24            0.11            1.07

BASIC AND DILUTED EARNINGS PER CLASS B
   SUBORDINATED SHARE:                                         --               --              --              --              --


         Earnings per share have been computed independently for each of the quarters presented. Therefore, the sum of the quarterly earnings per share in 2000 and 2001 does not equal the total computed for the year.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)




19.      SUBSEQUENT EVENTS

         On February 22, 2002, Group's shareholders voted (i) to sell its subsidiaries consisting of International, Technology and Marine (representing its operations and substantially all of its assets prior to the sale) to Kaneb,
(ii) to dissolve and liquidate Group, and (iii) to appoint Group's board of directors as its liquidator and custodian of its corporate documents. The sale transaction was completed on February 28, 2002. The purchase price paid by Kaneb at closing was approximately $311,465 and includes approximately $19,857 of cash on hand and approximately $106,736 of Group's former subsidiaries' debt, consisting of the Notes and the Responder Loan. The purchase price is subject to adjustment based on the amount of cash and cash equivalents held by Group's former subsidiaries on February 28, 2002.

         Substantially all of the proceeds from the sale transaction (less approximately $3,000 that will be held by Group until its liquidation is complete, and fees and expenses related to this transaction) were distributed to Group's shareholders beginning on February 28, 2002. Fees and expenses are estimated at approximately $6,254 that includes $1,544 of costs expensed during 2001. Holders of Group's class A common shares and class B subordinated shares received distributions of $18.4998 per share and $16.8844 per share, respectively. Group's class C shareholder received a distribution of $6,994, and Group estimates its class C shareholder will receive a further distribution of approximately $3,000 following Group's liquidation, assuming no adjustments to the purchase price received from Kaneb are required and costs remain as estimated. The $18.4998 distribution per class A common share eliminated all arrearages in target quarterly distributions and Group is not obligated to pay or accrue any further arrearages in target quarterly distributions. Additionally, the $16.8844 distribution per class B subordinated share eliminated all deferred distributions payable in respect of these shares which aggregated $2,913.

         At the close of trading on February 28, 2002, Group terminated the listing of its class A common shares on the Nasdaq National Market and Group's transfer agent closed its stock transfer books and ceased recording transfers of Group's class A common shares of that date. Group's dissolution under Netherlands Antilles law occurred on March 2, 2002, and Group is currently in the process of liquidation. Under Netherlands Antilles law, Group is no longer authorized to undertake actions other than those necessary to wind up its affairs. The steps taken to wind up its affairs will be completed when no more assets are available for distribution, all required filings have been made, and the report of the liquidator has become binding and final.

         Shareholders of record on February 28, 2002, will remain shareholders until the liquidation is complete, which Group anticipates will occur before December 31, 2002. After satisfaction of Group's creditors, any cash remaining at the end of the liquidation period will be paid to the holder of Group's class C shares. No further distributions will be made in respect of Group's class A common shares and class B subordinated shares.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES
                              (PENDING LIQUIDATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


         In connection with the sale transaction, Group forgave all the notes receivable from shareholders discussed in Note 8. Additionally, the sale transaction qualified as a change of control for purposes of the stock options discussed in Note 11 and the employment agreements discussed in Note 12. As a result, Group cashed out all outstanding stock options on February 28, 2002, for $18.4998 per share less the exercise prices, and the change of control bonuses were paid. Group recognized $5,118 of compensation expense on February 28, 2002, related to the options Group granted on August 27, 2001, which represents the unamortized balance of the deferred compensation on February 28, 2002.

         As a result of the sale transaction, Group estimates that non-employee members of its board of directors will receive an aggregate of $74,916, consisting of (i) their beneficial interest in Group's class A common shares, class B subordinated shares and class C shares of $74,729 and (ii) net proceeds on the sale of stock options of $187. By virtue of his control position with Castle Harlan, our director, John K. Castle, may be deemed to be the beneficial owner of all of our class B subordinated shares and class C shares. The amount referenced of $74,729 includes distributions payable to Castle Harlan which Mr. Castle disclaims except to the extent of his pro rata partnership interest in Castle Harlan. Group estimates the Company's executive officers will receive an aggregate of $30,210, consisting of (i) their beneficial interest in Group's class A common shares, class B subordinated shares and class C shares of $12,372, (ii) net proceeds from the cash-out of stock options of $12,483, (iii) change of control bonuses of $4,100, (iv) forgiveness of notes receivable from shareholders of $1,000, and (v) the employer portion of payroll taxes resulting from these transactions of $255.

         On March 1, 2002, the Company funded an irrevocable trust in the amount of $512 the purpose of which is to pay all the Company's future commitments related to the split dollar life insurance policies discussed in Note 12.

         On February 28, 2002, the Credit Facility was terminated. On March 1, 2002, Kaneb announced that International had commenced the procedure to redeem all of the Notes in a mandatory redemption at 102.938% of the outstanding principal amount plus accrued interest. The mandatory redemption was completed on April 5, 2002. Marine repaid the Responder Loan on March 12, 2002, and Group was released from its guarantee of this debt. Group has no continuing liability with regards to the Credit Facility, the Notes, or the Responder Loan.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements ("The Pro Forma Statements") for Kaneb Pipe Line Partners, L.P. (The "Partnership") have been derived from the historical financial statements of the Partnership and Statia Terminals Group N.V. ("Statia"). The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2001 includes pro forma adjustments that give effect to (i) the January 2002 issuance of 1,250,000 limited partner units, (ii) The February 2002 issuance of $250 million of 7.75% Senior Unsecured Notes by Kaneb Pipe Line Operating Partnership, L.P. ("KPOP"), and (iii) the February 28, 2002 acquisition of Statia by KPOP, assuming such transactions were consummated as of January 1, 2001. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2001 assumes such transactions were consummated on December 31, 2001.

The Pro Forma Statements are based on available information and contain certain assumptions that the Partnership deems appropriate. The Pro Forma Statements do not purport to be indicative of the financial position or results of operations of the Partnership had the acquisitions referred to above occurred on the dates indicated, nor are the Pro Forma Statements necessarily indicative of the future financial position or results of operations of the Partnership. The Pro Forma Statements should be read in conjunction with the consolidated financial statements of the Partnership included in its Annual Report on Form 10-K for the year ended December 31, 2001 and the consolidated financial statements of Statia contained herein.

                 KANEB PIPE LINE PARTNERS, L.P. AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 2001
                    (IN THOUSANDS - EXCEPT PER UNIT AMOUNTS)
                                   (UNAUDITED)


                                                                          Issuance
                                                                          of Senior        Acquisition of Statia
                                                                          Unsecured       -----------------------
                                            Partnership   Issuance          Notes          Statia       Pro Forma     Partnership
                                            Historical    of Units        by KPOP         Historical   Adjustments     Pro Forma
                                            ---------     ---------       ---------       ---------    -----------    -----------
Revenues                                    $ 207,796     $      --       $      --       $ 202,160    $      --       $ 409,956
                                            ---------     ---------       ---------       ---------    ---------       ---------
Costs and expenses:
    Cost of products sold                          --            --              --         116,011           --         116,011
    Operating costs                            90,632            --              --          37,180           --         127,812
    Depreciation and amortization              23,184            --              --          12,119        3,824(f)       39,127
    General and administrative                 11,889            --              --          12,570       (1,544)(g)      22,915
                                            ---------     ---------       ---------       ---------    ---------       ---------
      Total costs and expenses                125,705            --              --         177,880        2,280         305,865
                                            ---------     ---------       ---------       ---------    ---------       ---------

Operating income                               82,091            --              --          24,280       (2,280)        104,091

Interest and other income                       4,277            --              --             853           --           5,130
Interest expense                              (14,783)        1,336(a)       (7,777)(d)     (13,193)      (3,067)(h)     (37,484)
                                            ---------     ---------       ---------       ---------    ---------       ---------

Income before minority interest, income
  taxes and extraordinary item                 71,585         1,336          (7,777)         11,940       (5,347)         71,737

Minority interest in net income                  (706)          (13)(b)          78(b)           --          (56)(b)        (697)

Income tax provision                             (981)           --              --          (1,039)          --          (2,020)
                                            ---------     ---------       ---------       ---------    ---------       ---------
Income before extraordinary item               69,898         1,323          (7,699)         10,901       (5,403)         69,020

Extraordinary item - loss on debt
  extinguishment, net of minority
  interest and income taxes                    (5,757)           --              --              --           --          (5,757)
                                            ---------     ---------       ---------       ---------    ---------       ---------

Net income                                     64,141         1,323          (7,699)         10,901       (5,403)         63,263

General partner's interest in net income       (2,774)          (13)(c)          78(c)           --          (56)(c)      (2,765)
                                            ---------     ---------       ---------       ---------    ---------       ---------

Limited partners' interest in net income    $  61,367     $   1,310       $  (7,621)      $  10,901    $  (5,459)      $  60,498
                                            =========     =========       =========       =========    =========       =========


Allocation of net income per unit:
  Before extraordinary item                 $    3.32                                                                  $    3.09
  Extraordinary item                            (0.29)                                                                     (0.28)
                                            ---------                                                                  ---------
                                            $    3.03                                                                  $    2.81
                                            =========                                                                  =========

Weighted average number of
  Partnership units outstanding                20,285         1,250(a)                                                    21,535
                                            =========     =========                                                    =========



       See notes to pro forma condensed consolidated financial information

                 KANEB PIPE LINE PARTNERS, L.P. AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2001
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                            Issuance
                                                                            of Senior        Acquisition of Statia
                                                                            Unsecured      -------------------------
                                               Partnership   Issuance         Notes          Statia       Pro Forma     Partnership
                                               Historical    of Units        by KPOP       Historical    Adjustments     Pro Forma
                                               -----------   ---------      ---------      ----------    -----------    -----------
                   ASSETS
Current assets:
     Cash and cash equivalents                 $   7,903     $      --      $  58,925(e)   $  22,408    $ (65,125)(i)   $  24,111
     Accounts receivable                          24,005            --             --         12,033           --          36,038
     Prepaid expenses and other                    2,721            --             --          3,938           --           6,659
                                               ---------     ---------      ---------      ---------    ---------       ---------
          Total current assets                    34,629            --         58,925         38,379      (65,125)         66,808

Net property and equipment                       481,274            --             --        196,963       97,986(j)      776,223

Investments in affiliates                         22,252            --             --             --           --          22,252

Excess of cost over fair value of net assets
     of acquired businesses and other assets      10,216            --          1,825(e)       1,566       (1,426)(k)      12,181
                                               ---------     ---------      ---------      ---------    ---------       ---------

                                               $ 548,371     $      --      $  60,750      $ 236,908    $  31,435       $ 877,464
                                               =========     =========      =========      =========    =========       =========

    LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
     Current portion of long-term debt         $      --     $      --      $      --      $   1,167    $      --       $   1,167
     Accounts payable and accrued expenses        25,642            --             --         21,412           --          47,054
     Accrued distributions payable                16,263            --             --          2,913       (2,913)(l)      16,263
     Payable to general partner                    4,701            --             --             --           --           4,701
                                               ---------     ---------      ---------      ---------    ---------       ---------

          Total current liabilities               46,606            --             --         25,492       (2,913)         69,185

Long-term debt, less current portion             262,624       (49,650)(a)     60,750(d)     105,764      140,000(h)      519,488

Other liabilities and deferred taxes              18,614            --             --             --           --          18,614

Minority interest                                  1,010            --             --             --           --           1,010

Partners' capital                                219,517        49,650(a)          --        105,652     (105,652)(m)     269,167
                                               ---------     ---------      ---------      ---------    ---------       ---------

                                               $ 548,371     $      --      $  60,750      $ 236,908    $  31,435       $ 877,464
                                               =========     =========      =========      =========    =========       =========


      See notes to pro forma condensed consolidated financial information

                 KANEB PIPE LINE PARTNERS, L.P. AND SUBSIDIARIES
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2001
                                   (UNAUDITED)

ISSUANCE OF UNITS

(a) Represents adjustments to long-term debt and partners' capital to reflect the application of $49.7 million in net proceeds from the January 2002 issuance of 1,250,000 limited partner units. Interest expense has been adjusted to remove historical interest on the bank debt repaid.

(b) Represents the General Partner's 1% interest in Kaneb Pipe Line Operating Partnership, L.P, the Partnership's operating subsidiary.

(c)      Represents the General Partner's 1% interest in the Partnership.

ISSUANCE OF 7.75% SENIOR UNSECURED NOTES BY KPOP

(d) Represents adjustments to long-term debt to record the February 2002 issuance of $250 million of 7.75% Senior Unsecured Notes ("Senior Notes") by KPOP and to remove $189.3 million of bank debt repaid with proceeds from the Senior Notes. Interest expense has been adjusted to reflect interest on the Senior Notes at the stated rate of 7.75% per annum, plus the amortization of deferred issuance costs.

(e) Represents adjustments to record deferred costs incurred with the issuance of the Senior Notes ($1.8 million) and to record the excess of Senior Note cash proceeds over such deferred issuance costs and the $189.3 million bank debt repayment referred to in (d) above ($58.9 million).

ACQUISITION OF STATIA

(f) Represents adjustments to depreciation and amortization of the acquired assets, based on the Partnership's preliminary pro forma allocation of the purchase price. Depreciation of terminals and related assets is based on useful lives ranging from 3 to 25 years.

(g) Represents an adjustment to remove $1.5 million of Statia historical costs and expenses incurred as a direct result of the acquisition.

(h) Represents adjustments to reflect Statia acquisition bank debt of $140.0 million. Interest expense has been adjusted to reflect interest on the bank debt at 2.69% per annum. A 1/8% change in interest rates would result in a $0.2 million annual change in interest expense to the Partnership.

(i) Represents adjustments to reflect a reduction in cash balances utilized in the acquisition ($65.1 million).

(j) Represents adjustments to record the preliminary pro forma allocation of the estimated fair value of the property and equipment of Statia, however, the final valuation of the assets and liabilities is not complete. The Partnership does not expect any significant modifications to the preliminary purchase price allocation that would have a material effect on the Pro Forma Statements presented.

(k) Represents an adjustment to eliminate Statia's historical deferred debt issuance costs.

(l) Represents an adjustment to eliminate Statia's historical accrued distributions payable.

(m) Represents an adjustment to eliminate Statia's historical stockholder's equity.

                               INDEX TO EXHIBITS



EXHIBIT
NUMBER          DESCRIPTION
-------         -----------
 23.1    -      Consent of Independent Certified Public Accountants.